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                                                                    Exhibit 16.1

August 11, 1999


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:

We have read the disclosure relating to item 304 of Regulation S-K included in the Form S-4 dated August 12, 1999 of Pacer International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

Arthur Andersen LLP

By: /s/ Roger L. Chelemedos
    -----------------------
        Roger L. Chelemedos